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                                                                   Exhibit 99.D4

                                  Schedule A
                     to the Investment Advisory Agreement
                  dated May 31, 1997, as amended May 25, 2000


               Portfolio                                  Rate
               ---------                                  ----

               Advisory Foreign Fixed Income              .375%
               Advisory Foreign Fixed Income II           .375%
               Advisory Mortgage                          .375%
               Balanced                                   .450%
               Balanced Plus                              .550%
               Cash Reserves                              .250%
               Domestic Fixed Income                      .375%
               Equity                                     .500%
               Fixed Income                               .375%
               Fixed Income II                            .375%
               Global Fixed Income                        .375%
               Growth                                     .500%
               High Yield                                 .450%
               Intermediate Duration                      .375%
               International Fixed Income                 .375%
               Limited Duration                           .300%
               Mid Cap Growth                             .500%
               Mid Cap Value                              .750%
               Multi-Asset-Class                          .650%
               Multi-Market Fixed Income                  .450%
               Municipal                                  .375%
               NY Municipal                               .375%
               Small Cap Growth                          1.000%
               Small Cap Value                            .750%
               Special Purpose Fixed Income               .375%
               Strategic Small Value                     1.000%
               Targeted Duration                          .375%
               Value                                      .500%
               Value II                                   .500%